UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Climate Change Crisis Real Impact I Acquisition Corporation

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On March 4, 2021, Climate Change Crisis Real Impact I Acquisition Corporation’s (“CRIS”) Chief Executive Officer, David Crane, spoke on Fox Business – The Claman Countdown. Below is a copy of the transcript of the Fox Business – The Claman Countdown interview, which is being filed herewith as a soliciting material.

David Crane, CRIS

Fox Business – The Claman Countdown Appearance Transcript

March 4, 2021 at 12:30 p.m. ET

Liz Claman (17:15): To the man now who was way ahead of his time when it came to green tech in big utility, fossil fuel world, David Crane actually got fired from his job as CEO at NRG back in 2015, in part for pushing to embrace clean energy. David is now the CEO of the Climate Real Impact Solutions SPAC, which just made an important acquisition. David, great to have you.

First, your reaction to the breaking news out of Washington D.C.

David Crane (17:42): Um, oh that they’re talking about an infrastructure bill? Well I thought you were going to ask me about Jeff Ubben? Who is a force of nature and that is an amazing step that Exxon is taking we’ll see big changes there. But the idea that there would be an infrastructure bill and that it will have a green tint to it, I mean is fantastic news. As you said, the private sector is already moving in this direction. You know the Trump Administration in the beginning talked about an infrastructure bill and never proposed one, the Obama Administration at the beginning sort of did not put infrastructure at the same level of priority as healthcare and financial restructuring. So I am very excited about it, but right now we’re focused on the fact that the private sector is getting there on their own, and if the private sector chooses to push it forward that’s all good.

Liz Claman (18:40): Well yeah and you know most of the oil patch right now looks really strong, in part because OPEC announced that it is going to continue to extend production cuts into April. So crude oil spiked to its highest in two years, that’s where it closed, we do see it slightly off the highs in the aftermarket session. But you talk about Big Oil’s direction here. They found that path and they discovered that it was the right business move but let’s get to this ExxonMobil situation with Jeff Ubben. People need to know exactly what his background is and that has been his very focus which was green energy. And this isn’t, it appears a situation where Exxon just wants to keep him quiet put him on the board. The board now has to deal with the realities that the world sees at the moment. But let’s talk a bit about the realities.

There is still, as far as percentages are concerned, very few electric vehicles on the roads today. When do we see a big move on that?

David Crane (19:39): Well you’re right. I think it’s one to three percent depending what market you’re in but the market meter in terms of EV penetration is Norway and I think they are up to 30 or 40 percent so it is good that the price of oil now is robust but the future is alternative energy vehicles. I think, in my case, plug-in EVs for light duty and probably hydrogen for heavy duty. And when you look at the oil companies, it’s telling that they still refer to themselves by what they want to produce, rather than what energy consumers want to consume, which is, well they call themselves oil and gas but energy consumers want energy that’s safer and more reliable but also that is zero carbon. And so I think this is a huge step, putting Ubben on the board. His basic value proposition is that incumbent energy producers create shareholder value by going green as opposed to slow walking it or resisting it. And so I think you’re going to see a lot of green news coming out of ExxonMobil in the not too distant future and I think that’s a great sign.

Liz Claman (20:54): I just want our viewers to know the Nasdaq has now dipped back into correction territory. The key number we need to see close that is down 311 points, we’re down 320. David, you’re SPAC has just announced that it has picked its target and that is EVGO which is a market share leader in fast charging electric network stations. So, talk to me about where you see this going and how you ramp up over the next, let’s call it two decades.

David Crane (21:24): Well thanks, Liz. EVgo as you say is the largest DC fast charging network in the United States. Obviously as there is greater increased market penetration of electric vehicles, people are going to have to charge them. And so not only is that market going to expand, but the DC fast charging in person portion of the overall charging market is going to grow over time, as people get more comfortable with driving their EVs further. So we couldn’t be more excited about EVgo and um where it’s headed and we think it’s a high double digit growth through 2030 and that it just keeps growing after that in terms of the market opportunity so it’s very exciting to us.

Liz Claman (22:13): All right, we’ll be watching when it actually makes the blank check merge and if you got a second SPAC come back and we can talk about that, great to have you David.

David Crane (22:24): Thank you for having me.

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Additional Information and Where to Find It

On January 21, 2021, Climate Change Crisis Real Impact I Acquisition Corporation, a Delaware corporation (“CRIS”), and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of CRIS entered into a business combination agreement (as the same may be amended from time to time, the “Business Combination Agreement”) with EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (the “EVgo”) and EVGO OPCO, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings. The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

In connection with the proposed business combination, CRIS has filed or intends to file preliminary and definitive proxy statements with the Securities and Exchange Commission (“SEC”). The definitive proxy statement and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360.

Participants in the Solicitation

CRIS, EVgo, Holdings and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s preliminary proxy statement filed with the SEC on February 12, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination will be set forth in the definitive proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the definitive proxy statement that CRIS intends to file with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Schedule 14A that are not historical facts may constitute forward-looking statements are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Schedule 14A, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Schedule 14A, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the SEC, as well as the preliminary and the definitive proxy statements that CRIS has filed or intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this Schedule 14A. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this Schedule 14A. Accordingly, undue reliance should not be placed upon the forward-looking statements.